UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2023 (December 5, 2023)

Investcorp Europe Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41161	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Century Yard, Cricket Square Elgin Avenue P.O. Box 1111, George Town Grand Cayman, Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 (345) 949-5122

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IVCB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IVCBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 5, 2023, Investcorp Europe Acquisition Corp I (the “Company”) held an extraordinary general meeting at the offices of Shearman & Sterling, located at 800 Capital Street, Suite 2200, Houston, Texas 77002 and virtually, at which shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date by which the Company must complete its initial business combination from December 17, 2023 to June 17, 2024 (the “Extension Amendment Proposal”).

A copy of the amendment to the Articles will be filed with the Cayman Islands Registrar of Companies. Under Cayman Islands law, the amendment to the Articles was effective upon the approval by the Company’s shareholders.

The foregoing description of the amendment to the Articles is qualified in its entirety by the full text of the amendment to the Articles, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

The disclosure set forth in Item 5.03 is incorporated into this Item 5.07 by reference.

A total of 21,534,568 of the Company’s Class A ordinary shares and Class B ordinary shares, or 77.93% of the Company’s outstanding shares as of November 1, 2023, the record date for the Extraordinary General Meeting, were represented virtually or by proxy at the Extraordinary General Meeting.

The following is a brief description of the final voting results for each of the proposals.

Extension Amendment Proposal

To consider and vote upon a proposal, by special resolution, to amend the Company’s Articles, to extend the date by which the Company has to consummate a business combination for an additional six months from December 17, 2023 to June 17, 2024.

The Extension Amendment Proposal was approved. The voting results were as follows:

For	Against	Abstentions
20,832,512	702,047	9

The Adjournment Proposal

To consider and vote upon a proposal, by ordinary resolution, to direct the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve the Extension Amendment Proposal.

The Adjournment Proposal was not acted upon at the Extraordinary General Meeting.

Redemptions

In connection with the vote to approve the Extension Amendment Proposal, the holders of 7,460,372 Class A ordinary shares properly exercised their rights to redeem their shares for cash at a redemption price of approximately $10.9972 per share, for an aggregate redemption amount of approximately $82,043,602.15.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association

104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investcorp Europe Acquisition Corp I

Date: December 7, 2023	By:	/s/ Craig Sinfield-Hain
	Name:	Craig Sinfield-Hain
	Title:	Chief Financial Officer